EXHIBIT 21

PARENT AND SUBSIDIARIES OF THE REGISTRANT

The Company has no parent.  The following were subsidiaries of the Company as of December 31, 2004.

Name	Jurisdiction of Organization	Percentage of Voting Securities Owned By Immediate Parent
Bemis Company, Inc. (the “Registrant”)	Missouri

Banner Packaging, Inc.	Wisconsin	100%
Bemis Clysar, Inc.	Minnesota	100%
Bemis Deutschland Holdings GmbH	Germany	100%
Bemis Packaging Deutschland GmbH	Germany	100%
Bemis Europe Holdings, S.A.	Belgium	100%
Bemis Monceau S.A.	Belgium	100%
Techy France S.A.R.L.	France	100%
Bemis Flexible Packaging de Mexico, S.A. de C.V.	Mexico	51%
Bemis Flexible Packaging Mexico Servicios, S.A. de C.V.	Mexico	51%

Bemis France Holdings S.A.S.	France	100%
Bemis Packaging France S.A.S.	France	100%
Bemis Le Trait S.A.S.	France	100%
Bemis Epernon S.A.S.	France	100%

Bemis Packaging Danmark ApS	Denmark	100%
Bemis Packaging Italia S.r.l.	Italy	100%
Bemis Packaging Polska S.p. z.o.	Poland	100%
Bemis Packaging Sverige A.B.	Sweden	100%
Bemis Packaging U.K. Ltd.	United Kingdom	100%

Name	Jurisdiction of Organization	Percentage of Voting Securities Owned By Immediate Parent
Bemis Valkeakoski Oy	Finland	100%
Bolsas Bemis S.A. de C.V.	Mexico	51%

Curwood, Inc.	Delaware	100%
Curwood Packaging (Canada) Limited	Canada	100%
Bemis Packaging (Ireland) Limited	Ireland	100%
Bemis Swansea Limited	United Kingdom	89%
Bemis Packaging Espana sl	Spain	100%
Bemis Packaging France E.U.R.L.	France	100%

Perfecseal, Inc.	Delaware	100%
Perfecseal Internacional de Puerto Rico, Inc.	Delaware	100%
Perfecseal International Ltd.	Delaware	100%
Perfecseal Limited	United Kingdom	100%
Bemis Asia Pacific Sdn Bhd	Malaysia	100%

MacKay, Inc.	Kentucky	100%
Hayco Liquidation Company	Delaware	100%
Bemis U.K. Limited	United Kingdom	50%
Hayssen Europa GmbH	Germany	100%

Milprint, Inc.	Wisconsin	100%
Curwood Specialty Films – Lebanon, Inc.	Delaware	100%

Morgan Adhesives Company	Ohio	100%
Bemis Coordination Center S.A.	Belgium	33%
Bemis U.K. Limited	United Kingdom	50%
MACtac U.K. Limited	United Kingdom	100%
Electronic Printing Products, Inc.	Ohio	100%
Enterprise Software Inc.	Ohio	100%
MACtac Engineered Products, Inc.	Ohio	100%

MACtac Europe S.A.	Belgium	89%
Bemis Coordination Center S.A.	Belgium	67%
Bemis Polska Sp. z.o.o.	Poland	100%
Bemis Swansea Limited	United Kingdom	11%
MACtac Asia-Pacific Self-Adhesive Products Pte Ltd.	Singapore	100%
MACtac Deutschland GmbH	Germany	100%
MACtac France E.U.R.L.	France	100%
Multi-Fix N.V.	Belgium	100%

MACtac Scandinavia A.B.	Sweden	100%
MACtac Canada Limited/Limitee	Canada	100%
MACtac Europe S.A.	Belgium	11%

MACtac A.G.	Switzerland	100%
MACtac Mexico, S.A. de C.V.	Mexico	51%
Morgan Adhesives America do Sul, Ltda.	Brazil	100%

Paramount Packaging Corporation	Delaware	100%
Bemis Elsham Limited	United Kingdom	100%
Bemis Shelbyville, Inc.	Tennessee	100%
Bemis Longview, Inc.	Texas	100%
PPC Royalty, Inc.	Delaware	100%
Pervel Industries, Inc.	Delaware	100%